EXHIBIT 10.6(ii)

Dawn N. Edwards Senior Vice President, Human Resources	123 MAIN STREET BRISTOL, CT 06010-6307	T: 860.583.7070

January 6, 2015                        Private & Confidential

Mr. Patrick Dempsey
84 Northington Drive
Avon, Connecticut 06001

Re:    Correction to February 22, 2013 Offer Letter
Barnes Group Inc. - Manner USA

Dear Patrick:

We have identified a clerical error in the above-referenced offer letter regarding the value of your financial planning assistance reimbursement benefit.  By this letter, we hereby confirm that the financial planning benefit provides for reimbursement of professional financial planning assistance and tax planning and preparation services, to a maximum of $5,000 on a calendar basis.

All other provisions of the February 22, 2013 offer letter remain unchanged.

If you have any questions, please do not hesitate to contact me at (860) 973-2119.

Very truly yours,

/S/ DAWN N. EDWARDS

Dawn N. Edwards
Senior Vice President, Human Resources
Barnes Group Inc.